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EXHIBIT 11 - STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE



                                                                          THREE MONTHS ENDED SEPTEMBER 30
                                                                            ---------------------------
                                                                                1997           1996
                                                                            -----------     -----------
PRIMARY:
Average shares outstanding                                                    3,695,000       3,695,000
Net effect of stock and warrant issuances with exercise prices below the initial public offering price based on the treasury stock method

                                                                                     --              --
                                                                            -----------     -----------

Total                                                                         3,695,000       3,695,000
                                                                            ===========     ===========

Net loss                                                                    $(1,517,540)    $  (795,837)
                                                                            ===========     ===========

Per share amount                                                            $     (0.41)    $     (0.22)
                                                                            ===========     ===========